EXHIBIT 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into on May 9, 2006, by and between Internet Commerce Corporation, a Delaware corporation (the “Company”), and Crossbow Venture Partners, LP, a Delaware limited partnership (“Equity Seller”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Enable Corp. (“Enable”), the Equity Seller and other stockholders of Enable are consummating the purchase and sale of all of the capital stock of Enable (the “Enable Stock”) pursuant to that certain Share Purchase Agreement dated May 9, 2006 (the “Share Purchase Agreement”);

WHEREAS, pursuant to the terms of the Share Purchase Agreement, as partial consideration for the purchase of Enable Stock, the Company shall issue to the Equity Seller shares of the Company’s Class A Common Stock (the “Common Stock”), having an aggregate value of $2,700,000 (the “Shares”);

WHEREAS, the Share Purchase Agreement also requires the Company and the Equity Seller to execute this Agreement to provide for certain registration rights for the benefit of the Equity Seller; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.             DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Share Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings.

“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Business Day” shall mean any day which is not a Saturday or Sunday or legal holiday on which banks are authorized or required to be closed in Atlanta, Georgia.

“Person” shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof or any other similar entity.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” shall mean the Shares issued pursuant to the Share Purchase Agreement, including any shares of the Shortfall Stock issued pursuant to Section 5.14(b) of the Share Purchase Agreement, and any other shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, the Shares.

“Registration Statement” shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

2.             REGISTRATION.

(a) Filing. Subject to the provisions of Section 4 hereof, the Company shall use its commercially reasonable efforts to file, as soon as reasonably practicable, but in any event no later than within 45 Business Days from the date hereof, a Registration Statement on Form S-1 or S-3 or any other appropriate form for the general registration of securities covering the resale of all Registrable Securities (the “First Registration Statement”). In the event the Company’s counsel determines in good faith that the Shortfall Stock cannot be registered on such First Registration Statement than the Company shall also file a Registration Statement with respect to such stock within 45 Business Days from the anniversary date of the date hereof.

(b) Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities, but, with respect to any particular Registrable Security, only so long as such security continues to be a Registrable Security. A security shall cease to be a Registrable Security subject to this Agreement when it is sold by a person to the public either pursuant to a Registration Statement, or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor’s right under this Agreement are not assigned in accordance with Section 14 hereof. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security.

(c) Effectiveness of Registration Statement. Subject to the provisions of Section 4 hereof, the Company shall use its commercially reasonable efforts to (i) cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable, and (ii) thereafter keep such Registration Statement continuously effective until the date when all Registrable Securities covered by such Registration Statements (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without any volume or other restrictions pursuant to Rule 144(k) (the “Registration Period”).

(d) Inclusion of Other Securities. Any other holder of the Common Stock who has registration rights may include its securities in the Registration Statement filed and effected pursuant to this Section 2; provided, however, that the Company may not register any securities for its own account on such Registration Statement.

3.             REGISTRATION PROCEDURE.

(a) General. In connection with the Company’s registration obligations pursuant to Sections 2, the Company will:

(i) prepare and file with the SEC a new Registration Statement or such amendments (including post-effective amendments) and supplements to an existing Registration Statement as may be necessary to keep such Registration Statement effective as to the applicable Registrable Securities at all time during the Registration Period; provided, however, that before filing a Registration Statement, or any amendments or supplements thereto (other than reports required to be filed by the Company under the Exchange Act), the Company shall furnish to the Equity Seller and its counsel for review and comment, copies of all documents required to be filed;

(ii) notify the Equity Seller promptly and (if requested) confirm such notice in writing, (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to any new Registration Statement or post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments in writing on the Registration Statement and the Company shall reply thereto as promptly as reasonably practicable, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose and the Company shall use commercially reasonable efforts to obtain the withdrawal of such order, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company shall use commercially reasonable efforts to obtain the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States of America, and (6) of the occurrence of any event as a result of which the Registration Statement,

Prospectus or any document incorporated therein by reference, as then in effect, would include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company shall promptly prepare a supplement or amendment to such Registration Statement and file any other required document to correct such untrue statement or omission;

(iii) if reasonably requested by the Equity Seller, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Equity Seller reasonably requests be included therein with respect to the sale and distribution of Registrable Securities and promptly make all required filings of such Prospectus supplement or post-effective amendment;

(iv) if reasonably requested by the Equity Seller, furnish to the Equity Seller, without charge, up to 5 copies of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference); and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as Equity Seller may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use commercially reasonable efforts to register or qualify or cooperate with the Equity Seller in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Equity Seller reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (v), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

(vi) cooperate with the Equity Seller to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement and not bearing any restrictive legends;

(vii) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC and any securities exchange, Nasdaq or regulatory body relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(vii) cause all such Registrable Securities registered hereunder to be listed on The NASDAQ Capital Market of The Nasdaq Stock Market, Inc. and shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(a)(vii); and

(ix) upon reasonable notice and during normal business hours, provide reasonable access to the Company’s personnel and auditors for the purpose of permitting the Equity Seller to conduct due diligence in connection with any such Registration Statement.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 and 3 hereof that the Equity Seller shall furnish to the Company such information regarding such Equity Seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

(b) Cessation of Sales. The Equity Seller agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(ii)(2), 3(a)(ii)(3), 3(a)(ii)(4) or 3(a)(ii)(6) hereof, the Equity Seller will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) the Equity Seller is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) the Equity Seller receives copies of any required supplemented or amended Prospectus, or until the Equity Seller is advised in writing by the Company that the use of the Prospectus may be resumed; provided, however, that the Company shall use its commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (6) of Section 3(a)(ii) hereof. If so directed by the Company, on the occurrence of such event, the Equity Seller will deliver to the Company all copies, other than permanent file copies then in the Equity Seller’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

4.             LIMITATIONS ON REGISTRATION. With respect to any Registration Statement filed or to be filed hereunder, if the Board of Directors of the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity or any other event or condition of similar significance to the Company or any subsidiary, each a “Material Development Condition”) be impracticable or seriously detrimental to the Company or any subsidiary to file such Registration Statement with the SEC, to amend or supplement a Registration Statement that has been filed with the SEC, or to permit the continued sale of Registrable Securities under any such Registration Statement, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving to the Equity Seller of a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors that a Material Development Condition has occurred (a “Delay Notice”), (i) to cause sales of Registrable Securities by the Equity Seller pursuant to such Registration Statement to cease (and the Equity Seller shall comply with such directions), (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed or declared effective, to delay the filing or acceleration of effectiveness of any such Registration Statement until, in the good faith judgment of the Board of Directors, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to the Equity Seller). Notwithstanding the foregoing provisions of this Section 4: (1) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than 60 consecutive days from the giving of the Delay Notice to the Equity Seller with respect to such Material Development Condition, as above provided; and (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such 60 day period.

5.             REGISTRATION EXPENSES. All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations or the obtaining of exemptions therefrom of the Registrable Securities), printing expenses, messenger and delivery expenses, fees and disbursements of the Company’s counsel and its independent certified public accountants, fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as “Registration Expenses”), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of other counsel for the Equity Seller, out-of-pocket expenses incurred by the Equity Seller and underwriting discounts, commissions, brokerage or other fees attributable to the sale of the Registrable Securities.

6.             INDEMNIFICATION.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Equity Seller, its Affiliates, and the officers, directors, partners, agents and employees of each of them against all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable legal fees and expenses (“Indemnifiable Costs and Expenses”), resulting from (x) any untrue or alleged untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Equity Seller or any underwriters expressly for use therein, or (y) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any state securities law or any rule or regulation promulgated under the

Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement.

(b) Indemnification by the Equity Seller. In connection with any Registration Statement, the Equity Seller will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company and its Affiliates, against all Indemnifiable Costs and Expenses resulting from (x) any untrue statement or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is caused by or contained in any information so furnished in writing by the Equity Seller to the Company, or (y) any violation or alleged violation by the Equity Seller of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim or commencement of proceeding with respect to which it seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless: (1) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner; (2) the indemnifying party agrees to pay such fees and expenses; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). The indemnifying party will not be subject to any liability for any settlement made without the indemnifying party’s consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d) Contribution. If for any reason the indemnification provided for in Section 6(a) or Section 6(b) hereof is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by Section 6(a) and Section 6(b) hereof, respectively, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. Notwithstanding the foregoing, the Equity Seller or its assigns shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such party from the sale of the Registrable Securities exceeds the amount of any damages that such party has otherwise been required to pay by reason of an untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.             CERTAIN COVENANTS BY THE COMPANY. (a) The Company agrees to use its commercially reasonable efforts to (i) file with the SEC on a timely basis all annual, quarterly and current reports required to be filed by the Company under the Exchange Act; (ii) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and (iii) so long as Equity Seller owns any Common Stock bearing the legend set forth in Section 2.3(b) of the Share Purchase Agreement, furnish to the Equity Seller forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Equity Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing the Equity Seller to sell any such securities without registration.

(b) Upon request by the Equity Seller, the Company will inform the Equity Seller whether it is in compliance with its reporting obligations under the Exchange Act.

(c) Upon obtaining an opinion from counsel to the Equity Seller that is reasonably satisfactory in form and substance to the Company to the effect that the Equity Seller may transfer its Registrable Securities without registration under the Securities Act, the

Company will instruct its transfer agent to issue to the Equity Seller a certificate representing such Registrable Securities without any restrictive legend affixed thereto.

(d) The Board of Directors of the Company shall appoint a designee of Equity Seller as a director of the Company effective as of the date hereof. The Equity Seller’s initial designee shall be Matthew Shaw. For so long as the Shares held by Equity Seller or its Affiliates comprise 2.5% or more of the outstanding shares of the Company’s Class A Common Stock, the Company further agrees to recommend to its stockholders that the Equity Seller’s designee be elected to the Company’s Board of Directors at any annual or other stockholder meeting where directors are to be elected and to cause management to vote any stockholder proxies held by management in favor of such election. For so long as the Shares held by Equity Seller or its Affiliates comprise 2.5% or more of the outstanding shares of the Company’s Class A Common Stock, in the event the Equity Seller’s designee is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the Board of Directors of the Company shall properly appoint a new designee of Equity Seller as a director of the Company.

8.             AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this Section 8, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, waiver or consent is in writing and duly executed by the Company and the Equity Seller. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement and no waiver on one occasion shall constitute a waiver on any future occasion with respect to the same or any other provision of this Agreement.

9.             NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon delivery) by delivery in person, by telecopy or facsimile with a confirming copy sent overnight by a nationally recognized courier service, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9):

if to the Company:

Internet Commerce Incorporation

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

Attention:  Chief Executive Officer

Telecopier:  (678) 291-9610

and

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia  30326

Attention:  Larry W. Shackelford, Esq.

Telecopier:  404-365-9532

if to the Equity Seller:

Crossbow Venture Partners, LP

One North Clematis Street, Suite 510

West Palm Beach, Florida 33401-5523

Attention:  Matthew Shaw

Telecopier:  (561) 838-4105

10.          COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall constitute delivery of an original.

11.          HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.          GOVERNING LAW. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of laws principles.

13.          SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

14.          SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. The rights under this Agreement shall be assignable in whole or in party by the Equity Seller to any Permitted Transferee (as defined below) if: (a) Equity Seller agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; and (c) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing to be bound by all of the provisions contained herein. For purposes of this Section 14 “Permitted Transferee” means any of Equity Seller’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners.

15.          ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal on the date first above written.

BUYER:

INTERNET COMMERCE INCORPORATION

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	CEO

EQUITY SELLER:

CROSSBOW VENTURE PARTNERS, LP, A DELAWARE LIMITED PARTNERSHIP

By: Crossbow Venture Partners Corp., as its general partner

By:	/s/ Matthew Shaw
Matthew Shaw, authorized representative